SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2002

INVESTORS FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-26996	04-3279817
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (617) 937-6700

No change since last report

(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure.

The undersigned Registrant files the following information in accordance with Regulation FD Rule 100(a)(1):

Investors Financial Services Corp.

Financial Highlights

Quarter Ended

September 30, 2002

Table of Contents

Consolidated Statement of Income/Share Information

Condensed Consolidated Balance Sheet

Average Balance Sheet

Asset Servicing Fees

Investors Financial Services Corp.

Consolidated Statement of Income

For the Quarter Ended

September 30, 2002(1)

(Dollars in thousands, except per share data)

Net Interest Income
Interest income	$63,781
Interest expense	27,915
Net interest income	35,866

Non-interest income
Asset servicing fees	73,982
Other operating income	515
Total non-interest income	74,497

Net operating revenue	110,363

Operating Expenses
Compensation and benefits	47,951
Technology and telecommunications	10,004
Transaction processing services	8,764
Occupancy	6,841
Depreciation and amortization	4,540
Professional Fees	1,752
Travel and sales promotion	1,463
Other operating expenses	3,747
Total Operating Expenses	85,062
Income before income taxes & minority interest	25,301
Provision for income taxes	7,622
Minority interest expense, net of income taxes	410
Net income	$17,269

Earnings per share (diluted)	$0.26

(1)   Certain prior year and year-to-date 2002 balances have been reclassified in accordance with Emerging Task Force Abstract Number 01-14, "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred."

Share Information

For the Quarter Ended

September 30, 2002

Common Stock Outstanding at September 30, 2002	64,583,399
Weighted Average Diluted Shares at September 30, 2002	66,276,997

Investors Financial Services Corp.
Condensed Consolidated Balance Sheet
September 30, 2002

(Dollars in thousands)

Assets
Federal funds sold and securities purchased under resale agreement	$120,000
Securities held to maturity	3,412,587
Securities available for sale	2,725,585
Loans, net of reserve	138,998
Non-marketable equity securities	50,000
Goodwill, net	79,969
Other assets	288,079
Total Assets	$6,815,218

Liabilities
Interest-bearing deposits	$2,157,234
Non-interest bearing deposits	619,584
Total deposits	2,776,818
Short-term and other borrowings	3,470,904
Other liabilities	124,724
Total Liabilities	6,372,446

Minoirity interest/trust preferred securities	23,295

Stockholders’ Equity	419,477

Total Liabilities and Stockholders’ Equity	$6,815,218

Investors Financial Services Corp.

Average Balance Sheet

For the Quarter Ended September 30, 2002

(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost

Interest-earning assets
Federal funds sold and securities purchased under resale agreements	$112,166	$473	1.69%
Investment securities	5,770,590	62,378	4.32%
Loans	116,912	930	3.18%
Total interest-earning assets	5,999,668	63,781	4.25%
Allowance for loan losses	(100)
Non-interest earning assets	377,979
Total assets	$6,377,547

Interest-bearing liabilities
Deposits
Savings	$1,976,658	$10,750	2.18%
Short-term borrowings	3,038,827	10,313	1.36%
Other borrowings	400,000	6,852	6.85%
Total interest-bearing liabilities	5,415,485	27,915	2.06%
Non-interest-bearing liabilities
Demand deposits	145,169
Savings	194,706
Non-interest bearing time deposits	90,000
Other liabilities	97,374
Total liabilities	5,942,734
Trust preferred stock	24,280
Equity	410,533
Total liabilities and stockholders’ equity	$6,377,547

Net interest income		35,866

Net interest margin			2.39%

Average interest rate spread			2.19%

Ratio of interest-earning assets to interest-bearing liabilities			110.79%

Investors Financial Services Corp.

Asset Servicing Fees

For the Quarter Ended

September 30, 2002

Asset servicing fees by service lines:

Custody, accounting, transfer agency, and administration	$57,718
Foreign exchange	7,669
Cash management	4,416
Securities lending	2,362
Investment advisory	1,817
Total	$73,982

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.

By:	/s/Kevin J. Sheehan
Kevin J. Sheehan
Chief Executive Officer and Chairman of the Board

Dated:  October 10, 2002